SECURITIES AND EXCHANGE COMMISION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 2, 2001

                             PrimeSource Corporation
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               (Exact name of registrant as specified in charter)

Pennsylvania                        0000-21750                       23-1430030
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(State or Other Jurisdiction       (Commission                 (I.R.S. Employer
of Incorporation)                   File Number)             Identification No.)

4350 Haddonfield Road, Suite 222, Pennsauken, New Jersey               08109
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including are code:        (856) 488-4888
                                                 -------------------------------

                                       N/A

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          (Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS

On February 2, 2001 the Board of Directors of the Registrant declared a rights dividend and approved a Rights Agreement with American Stock Transfer & Trust Co., a copy of which Agreement is attached hereto as Exhibit 4.1.

One right was declared for each share of the Registrant's common stock. Upon the occurrence of a triggering event, the rights owned by certain shareholders will become exercisable and enable such holders to purchase additional shares of the Registrant's common stock from the Registrant at a price below the then market value, all as described in the Rights Agreement and the "Summary of Rights to Purchase Common Stock" attached to the Rights Agreement as Exhibit B.

EXHIBITS

Exhibit No.                Name of Exhibit

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4.1                        RIGHTS AGREEMENT by and between PrimeSource
                           Corporation and American Stock Transfer & Trust Company dated as of February 1, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PRIMESOURCE CORPORATION
                                    (REGISTRANT)

         BY                         /s/ WILLIAM A. DEMARCO
                                    William A. DeMarco
                                    Vice President of Finance and
                                    Chief Financial Officer

         DATE                       February 5, 2001